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          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2005
                     (TO PROSPECTUS DATED AUGUST 23, 2005)

                    WASHINGTON MUTUAL MORTGAGE PASS-THROUGH
                       CERTIFICATES, WMALT SERIES 2005-10

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

                             WASHINGTON MUTUAL BANK
                                    SERVICER

                                  $672,155,488
                                 (APPROXIMATE)


    The first clause of the proviso on page S-60 is amended and restated in its entirety as follows:

    provided, however, that (i) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-1 Certificates, up to 61.77% of the Class 2-A-2 Principal Balance on that Distribution Date (up to a maximum of $1,325,000) and losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-9 Certificates, up to 38.23% of the Class 2-A-2 Principal Balance on that Distribution Date (up to a maximum of $820,000), will be allocated instead to the Class 2-A-2 Certificates, until the Class 2-A-2 Principal Balance has been reduced to zero,

    The first clause of the second proviso on page S-77 is amended and restated in its entirety as follows:

    provided, further, that (i) losses that would otherwise be allocable to the Class 2-A-1 and Class 2-A-9 Certificates, up to 61.77% and 38.23%, respectively, of the Class 2-A-2 Principal Balance on that Distribution Date (up to a maximum of $1,325,000 and $820,000, respectively), will be allocated instead to the Class 2-A-2 Certificates,



                 The date of this Supplement is March 8, 2006.